UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2020

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)
150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 871-6408

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into a Material Definitive Agreement.

On December 1, 2020, certain subsidiaries (such subsidiaries, collectively, the “Loan Parties”) of Kingsway Financial Services Inc. (the “Company” or “Kingsway”) entered into a new secured credit facility (the “Loan Agreement”) with CIBC Bank USA as Lender (“Lender”). The new facility comprises a 5 year $24.7 million term loan and a revolving credit facility of up to $1 million, which includes availability of up to $500 thousand for the issuance of letters of credit. In connection with the funding of the acquisition of PWI Holdings, Inc. (“PWI”) as described in Item 2.01 below, on December 1, 2020 the revolving credit facility was fully-drawn. The payment and performance by the Loan Parties are not guaranteed by Kingsway or any Kingsway subsidiary not a party to the Loan Agreement.

Borrowings under the Loan Agreement are prepayable at the option of the Borrowers (as defined in the Loan Agreement) at any time in whole or in part without premium or penalty, subject to a minimum prepayment amount. Borrowings under the term loan and revolving credit facilities will bear interest, at the option of the Borrowers, at a rate based on either of the following, plus the Applicable Margin (as defined in the Loan Agreement):

•The greater of (a) (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period (as defined in the Loan Agreement) are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) business days prior to the commencement of such Interest Period (or three (3) business days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding business day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Lender in its sole and absolute discretion; and (b) 0.75% per annum; or

•The greater of (a) the Federal Funds Rate (as defined in the Loan Agreement) plus 0.5%, and (b) the Prime Rate (as defined in the Loan Agreement).

The Applicable Margin varies from 2.50% to 3.00% for LIBOR Loans (as defined in the Loan Agreement) and from 1.50% to 2.00% for Base Rate Loans (as defined in the Loan Agreement), in each case, depending upon the Senior Cash Flow Leverage Ratio (as defined in the Loan Agreement). As of December 1, 2020, the interest rate on the term loan and revolving credit facility was 3.75%.

The Borrowers will pay a quarterly facility fee on the unused portion of the revolving credit facility at a rate of 0.300% per annum. Additionally, the Borrowers will pay a quarterly fee of between 1.50% and 2.00% (depending on the Senior Cash Flow Leverage Ratio) of the undrawn portion of any letters of credit issued.

Amounts outstanding under the Loan Agreement may be accelerated upon the occurrence of customary events of default. In addition to various other customary covenants and commitments, the Loan Agreement requires that the Loan Parties:

•Not permit the Fixed Charge Coverage Ratio (as defined in the Loan Agreement) for any Computation Period (as defined in the Loan Agreement) to be less than 1.25 to 1.00 for such Computation Period, commencing with the Computation Period ending December 31, 2020;

•Not permit the Senior Cash Flow Leverage Ratio for any Computation Period to exceed (a) 2.75 to 1.00 for any Computation Period ending December 31, 2020, March 31, 2021, June 30, 2021 or September 30, 2021, (b) 2.50 to 1.00 for any Computation Period ending December 31, 2021, March 31, 2022, June 30, 2022 or September 30, 2022, (c) 2.25 to 1.00 for any Computation Period ending December 31, 2022, March 31, 2023, June 30, 2023 or September 30, 2023, (d) 2.00 to 1.00 for any Computation Period ending December 31, 2023, March 31, 2024, June 30, 2024 or September 30, 2024, or (e) 1.75 to 1.00 for the Computation Period ending December 31, 2024 or any Computation Period thereafter; and

•Not permit the aggregate amount of all Capital Expenditures (as defined in the Loan Agreement) made by the Loan Parties in any fiscal year to exceed $750,000.

The description above is a summary and is qualified in its entirety by the Loan Agreement which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2020, Kingsway Warranty Holdings LLC (“KWH”) completed its previously announced acquisition of PWI and its subsidiaries pursuant to the Stock Purchase Agreement by and among KWH, Kingsway America Inc., PWI, and ADESA Dealer Services, LLC (the “Purchase Agreement”). The Purchase Agreement is more fully described in Item 1.01 of the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 12, 2020, which Item 1.01 is incorporated herein by reference. In connection with the closing of the acquisition of PWI, KWH fully repaid an existing loan, which had [$9.25 million of principal outstanding as of September 30, 2020] (the “Prior Loan”), and terminated the associated warrant agreement. The purchase price, the repayment of the Prior Loan and the payment of related fees, costs and expenses was funded with (i) borrowings of $25.7 million under the Loan Agreement and (ii) cash on hand.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

ITEM 7.01 Regulation FD Disclosure.

On December 1, 2020, the Company issued a press release announcing the completion of KWH’s acquisition of PWI. A copy of the press release is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Loan and Security Agreement, dated as of December 1, 2020, among Kingsway Warranty Holdings LLC, Trinity Warranty Solutions LLC, Geminus Holding Company, Inc., IWS Acquisition Corporation and PWI Holdings, Inc., as Borrowers, the other Loan Parties party thereto, and CIBC Bank USA, as Lender and as Issuing Lender *
99.1	Press Release titled “Kingsway Closes Acquisition of PWI Holdings”

* The annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kingsway agrees to furnish supplementally a copy of such annexes, schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

December 2, 2020 By: /s/ Kent A. Hansen
Kent A. Hansen, Chief Financial Officer